UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

Date of Report (Date of earliest event reported):	January 19, 2024

NEW CONCEPT ENERGY, INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada	000-08187	75-2399477
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1603 LBJ Freeway, Suite 300 Dallas, Texas		75234
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code	972-407-8400

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 30.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on which Registered
Common Stock, par value $0.01	NCE	NYSE American

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 ('230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 ('240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 4 - Matters Related to Accountants and Financial Statements

Item 4.01 Changes in Registrant’s Certifying Accountant.

(b)       Effective January 19, 2024, the Audit Committee of the Board of Directors of New Concept Energy, Inc. (the “Company” or the “Registrant” or the “Issuer”) engaged the Dallas, Texas firm of Turner Stone & Company LLP as the Independent Registered Public Accountant to audit the Company’s financial statements for the fiscal year ending December 31, 2023 and any interim periods. During the Registrant’s two most fiscal years and any subsequent interim period, the Company did not consult with a Turner Stone & Company LLP or any of its members about the application of accounting principles to any specified transaction or any other matter. The decision to engage accountants was approved by the Audit Committee of the Board of Directors of the Company consisting of Dan Locklear (Chairman), Cecilia Maynard and Raymond D. Roberts, Sr.

The engagement effective January 19, 2024 of Turner Stone & Company LLP as the new Independent Registered Public Accountant for the Company was necessitated by virtue of the notification on January 2, 2024 of Swalm & Associates P.C. that it was ceasing its services as Independent Registered Public Accountants for the Company, a decision due to the upcoming retirement of the principle, Edward S. Swalm, C.P.A..

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant is duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 23, 2024

NEW CONCEPT ENERGY, INC.

By:	/s/Gene S. Bertcher
Gene S. Bertcher, President, Chief Executive Officer and Chief Financial Officer